Form C

Cover Page

Name of issuer:

Sour Rice, LLC

Legal status of issuer:

Form: Limited Liability Company
Jurisdiction of Incorporation/Organization: CA
Date of organization: 7/7/2015

Physical address of issuer:

983 Valencia
San Francisco CA 94110

Website of issuer:

http://motze.xyz

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☑ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

20,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $20,000; interests will be sold in increments of $1.

Target offering amount:

$20,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$25,000.00

Deadline to reach the target offering amount:

12/22/2016

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

9

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$44,293.00	$0.00
Cash & Cash Equivalents:	$35,293.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$14,323.00	$0.00
Long-term Debt:	$49,200.00	$800.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($19,230.00)	($800.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Sour Rice, LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Jamison Wiggins	Managing Partner	2016
Jamison Wiggins	Co-founder	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Cortney Burns	N/A	33.33
Nicolaus Balla	N/A	33.33
Jamison Wiggins	N/A	33.33

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control – as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The primary risks an investor in Motze should consider are risks from competition, risks associated with market assumptions, risks associated with financing and interest rates, and risks associated with unforeseen economic instability.

Motze, like many comparable full service restaurants, may make capital expenditures in such areas as research and development, and future project development. Therefore, management of working capital, strategic planning of capital expenditures and the company's debt position are all of major importance. Various risks are associated with interest rates and financing—these risks must to be managed well to ensure profitability. Motze understands that the company must invest in growth while working to avoid taking on excessive debt levels, especially at high interest rate levels.

Motze has made certain assumptions about the San Francisco restaurant market in order to create financial projections for the business. There is risk associated with the accuracy of these projections being compromised due to sharp changes in key assumptions such as restaurant market growth, the fast casual market, and other related variables. In order to mitigate this risk, Motze has taken great care to ensure the reliability and source quality of key assumptions used in the business plan.

The full service restaurant sector, in which Motze operates, is a highly competitive market, where competition risks are significant. To succeed, Motze must be able to respond quickly to changes in consumer preferences by accurately articulating the offering. Motze will work to anticipating market shifts and respond accordingly to actions by competitors.

A source of revenue for Motze may be found in emerging-market economies. Emerging markets represent substantial opportunities but also have accompanying risks. In Motze's case, the emerging market is relatively affordable set menu, full service dining experiences. For Motze to effectively profit from gaining access to new markets, we must identify the best acquisition or partnership opportunities, be able to obtain adequate funding for market expansion, and negotiate favorable deals.

Motze, being located in San Francisco, is subject to a highly competitive labor market. Motze's labor model is "tip-less," and all staff will be hourly or salaried. This model presents a risk of the inability to attract appropriate talent.

Another unforeseeable failure is the real risk of natural disaster by earthquake. The facility in which Motze primarily operates was built in 1880, and will be undergoing a full retrofit in 18 months. A strong earthquake could make operations impossible.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$20,000**

Use of Proceeds: We'll purchase a steamer and launch a comprehensive marketing campaign.

If we raise: **$25,000**

Use of Proceeds: We'll produce an ephemeral art installation.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.

5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The company is issuing promissory notes to investors. Each note will accrue interest at a rate of 25% (non-compounding, calculated on the basis of a 365-day year and the actual number of days elapsed) and the company will make interest payments to the investor annually, starting one year after the closing date of the offering. Each note will have the maturity date specified in the note. The company will pay the outstanding principal amount of each note and all unpaid accrued interest on the maturity date. The company may prepay principal and interest at any time.

The notes are secured by the company's personal property, including all accounts, inventory, equipment, general intangibles, financial assets, investment property, securities, deposit accounts, and the proceeds thereof. In addition, the notes are guaranteed by Jamison Wiggins, Managing Partner of the company.

Upon the occurrence of an event of default (as defined in each note), all unpaid principal, accrued interest and other amounts owing will automatically be immediately due, payable and collectible by the company pursuant to applicable law.

The notes do not provide investors with any voting rights in the company.

The form of the notes is provided in Appendix B, Investor Contracts. The form of the notes is Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

The terms of the notes cannot be amended.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
				No
Common Stock			Choose	No
Debt Securities			Choose	No
Other				
			Choose	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	
Other Rights:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights in the company, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These types of changes could limit the Investor's economic rights by causing the Company to pay off the notes the Investor has purchased before their maturity, thereby reducing the aggregate interest paid on the notes to the Investor.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, the principal unitholder(s) may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of the principal unitholder(s), and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the principal unitholder(s) may change the terms of the operating agreement for the Company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The principal unitholder(s) also may force the Company to prepay the promissory notes before their maturity date. The principal unitholder(s) may make changes that affect the tax treatment of the Company in ways that are unfavorable to the Investor but favorable to them. The principal unitholder(s) may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. The principal unitholder(s) may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The principal unitholder(s) have the right to redeem their securities at any time. The principal unitholder(s) could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. The exit of the principal unitholder(s) may affect the value of the Company and/or its viability.

Based on the factors described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The value of the promissory notes will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the notes may be valued based on principal plus anticipated interest payments over the course of the term of the note.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the promissory notes will have no voting rights in the Company, and thus will be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its management, and the Investor will have no independent right to name or remove an officer or member of the management of the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company.

Issuer Repurchase of Securities/Prepayment of Notes. The Company has the right to repay principal and interest on the promissory notes at any time prior to the maturity date. If the Company repays principal and interest on the notes early, Investor will receive fewer interest payments than expected at purchase.

A sale of the issuer or of assets of the issuer. As a noteholder with no voting rights, the Investor will have no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the management of the Company to manage the Company so as to maximize value for unitholders and ensure full payment of noteholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the management of the Company. If the management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the amount received will be sufficient to repay Investor and other noteholders.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and management of the Company will be guided by their good faith judgment as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

As of October 14, 2016, we have outstanding loans totaling $49,200.00.

Nicolaus Balla- $27,600, 12 months and 3%
Jamison Wiggins- $20,000, 12 months and 3%

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

As of October 14, 2016, we have outstanding loans totaling $49,200.00.
Nicolaus Balla- $27,600, 12 months and 3%
Jamison Wiggins- $20,000, 12 months and 3%

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview. We are a small, limited run restaurant providing a set-menu dining experience. We source almost all ingredients locally, including our talent. We leverage our decades of food experience, success in the industry, deep expertise, supplier and vendor relationships, and organizational experience to produce the highest quality dining experience at an approachable price point.

Our full service restaurant will represent 99% of our total revenue. The remaining 1% will be derived from retail sales of cookbooks.

At Motze, we provide a set, curated dining experience that is flexible enough to serve all dietary needs. We also offer quicker bites for walk-in guests.

We originally founded our business in 2014, and began operations in October 2016.

Liquidity.

Our cash and cash equivalents on **October 14, 2016** were held for working capital purposes. We do not enter into investments for trading or speculative purposes. Our policy is to invest any cash in excess of our immediate requirements in investments designed to preserve capital and provide liquidity. Accordingly, our cash and cash equivalents are invested primarily in demand deposit accounts, certificates of deposit and money market funds that are currently providing only a minimal return.

We expect that the proceeds of this offering will improve our liquidity and provide additional working capital for our Company, and to pursue continued develop of the restaurant space by purchasing kitchen equipment, artwork and a marketing campaign. Although the proceeds of this offering are not necessary to the viability of our business, it will be integral to developing **a more efficient kitchen workflow, and a more conducive restaurant atmosphere.**

As a new business, just beginning operations, we do not have cash flow trends. We have self-financed our operation up until the point of investment. Please see attached financial statements.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Jamison Wiggins, certify that:

(1) the financial statements of Sour Rice, LLC included in this Form are true and complete in all material respects; and

(2) the tax return information of Sour Rice, LLC included in this Form reflects accurately the information reported on the tax return for Sour Rice, LLC filed for the fiscal year ended 2016.

Jamison Wiggins
Managing Partner

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities? ☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://motze.xyz/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Motze Simple Loan

Appendix C: Financial Statements & Tax Returns

Financials 1

CPA Reviewed Statement

Appendix D: Director & Officer Work History

Jamison Wiggins

CLOSING IN 8 DAYS
Invest until 11pm EST on Dec 22

INVEST IN MOTZE

Japanese-inspired, limited-run restaurant by James Beard award-winning chefs

Motze is an experimental limited-run restaurant featuring Japanese-inspired cuisine by Chefs Nick Balla and Cortney Burns, the masterminds behind the world-renowned Bar Tartine. In a matter of months, Balla and Burns took Bar Tartine from losing money to profitability. Now, they're bringing that expertise to a restaurant of their own. Motze will feature family-style set-menus and will run for only 18 months as a temporary restaurant in one of San Francisco's busiest food districts: the Mission.

Jamison Wiggins
MANAGING PARTNER, MOTZE


FOLLOW US FOR UPDATES
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86
investors
$25,000+
raised of $20K-$25K goal
$100 min
Wefunder Portal LLC
INVEST

Promissory Note
25% interest | $500 investment maximum
Promissory note pays 25% interest per year. The loan plus interest will be repaid in 6 equal quarterly payments starting 1 year after the fundraise closes with the option to defer 2 payment periods. The note is secured by the property of Sour Rice LLC (Motze) and personally by Jamison Wiggins.

INVESTOR PERKS

$100+ We're opening our doors late October and seats are getting reserved fast! You'll have priority reservations if you invest $100 or more, with a direct booking email address.

$250+ Chefs Nick and Cortney won the prized James Beard Award in the cookbook category! We may write a Motze book, but we'll send you a PDF copy of an exclusive, new recipe so you can create your own Motze dish.

$500+ For our investors investing $500, we want to offer a special group cooking demonstration with our chefs! You'll be invited to our Motze kitchen and learn to make a special Motze dish from Nick and Cortney.

OUR AMBITION

We want to challenge how traditional restaurants are run. Motze is an 18-month, limited-run restaurant—the first of its kind. In these 18 months we will be curating set-menus, charging a flat fee of $58 per guest, and paying living wages to our staff. Our goal is to revive the family-style meal (where you can reach across the table to taste whatever dish you please) and treat our staff fairly. Once we prove this concept with Motze, we will build out a permanent location.

KEY FACTS

- Founding chefs are masterminds behind Bar Tartine—took Bar Tartine to profitability in one year
- Opens doors in late October 2016
- Features globally-influenced dishes with strong ties to Japan
- Limited-run restaurant for 18 months, the first of its kind
- Set-menu at $58/person with 49 open seats every evening from Tuesday to Saturday.

DOCUMENTS

Motze.jpg

Video Transcript

motze.xyz from San Francisco CA FOOD COMMUNITY RESTAURANT MAIN STREET

WHY I LIKE MOTZE

Making an investment in Motze is not only an investment in a solid business plan, but it's also a contribution to a business that cares about its employees, the community and the environment. Nick and Cortney are excellent cooks, smart business people and innovative, forward-thinking entrepreneurs. In Jamison, they have found the perfect partner to complete the management team. Jamison's system development and organizational acumen is the perfect complement to Nick and Cortney's creativity.



Nathan Johnson

MANAGING PARTNER AT DREXL, ADVISOR AT OAKLAND RESTAURANT ASSOCIATION

THE BUZZ ABOUT MOTZE

> *Big news: chefs Nick Balla and Cortney Burns, the duo behind fermented favorite Bar Tartine, are working on an entirely new restaurant concept. Called Motze, the restaurant will offer a globally-influenced menu with strong ties to Japan. Balla and Burns both have extensive experience with Japanese cuisine — Balla ran the stoves at Nombe for two years (and O Izakaya before that) and cooked in the country, and Burns recently took a trip there for fermented rice research.*

Stefanie Tuder

Eater SF



Bar Tartine Team Takes Over Former Valencia Herbivore To Open Motze, An 18-Month Pop-Up

October 13, 2016

The chef-couple of Nick Balla and Cortney Burns - who are still in the process of taking full ownership of the restaurant they've helmed for the past five years,Bar Tartine - are already in expansion mode, as we learned in August.

SFGATE

Motze: Bar Tartine's temporary spinoff to launch later this month

October 12, 2016

Nick Balla and Cortney Burns' temporary Bar Tartine spin-off, Motze, is set to make its debut later this month. The team is keeping the official opening date for the restaurant mum for now, but managing partner Jamison Wiggins estimates that doors

SAN FRANCISCO EATER

Bar Tartine Team to Open New Restaurant Called Motze

August 5, 2016

It will be a globally-influenced restaurant with a primarily Japanese lens

SanFrancisco magazine

Why San Francisco's Food Scene Is Truly, Madly, Deeply Obsessed with Japan

February 16, 2016

Koji doesn't look like much- it's just a fungus used to inoculate grains, soy beans, and potatoes to produce foods like miso and soy sauce-but to hear some of the Bay Area's most influential chefs talk about it, you'd think it had more sex appeal.

FOOD&WINE

10 Brilliant New Cookbooks That are Inspiring the Country's Best Chefs

May 14, 2015

We asked the 100 contenders for The People's Best New Chef about their favorite new cookbooks. Here, their top 10, ranked by level of obsession. 5. T he Wizard's Cookbook by Ronny Emborg "This is my favorite new cookbook. The pictures are

ALICE DISHES

Lunch with Cortney Burns, Bar Tartine, San Francisco - Alice Dishes

March 15, 2014

Every now and then you meet a woman who just captivates you with her drive, creativity, kindness and beaming aura. Cortney Burns, co-chef at the wildly successful, Bar Tartine, is one of these (rare) women and I recently got to catch up with her

7x7SF

We Wanna Be Friends With: Nick Balla + Cortney Burns of Bar Tartine

October 31, 2013

Our city is chock-full of interesting people and wild personalities. Overwhelmed by the coolness? Every week we'll pick one standout local we'd love to be friends with to answer seven essential questions about their life in San Francisco. Nick Balla and

CHEFSFEED

Watch Chef Nick Balla of Bar Tartine | Roots on ChefsFeed

October 9, 2013

View Chef Nick Balla of Bar Tartine | Roots and ChefsFeed's other original videos.

Motze is an 18 Month Culinary Experiment

We're a limited-run restaurant featuring a family-style, set-menu feast.

We want to revolutionize fine dining. Every week, Motze will curate a set-menu for a flat fee of $58/guest. The menu will be globally-inspired, with strong Japanese influences. Guests can expect dishes such flax seed crackers with salmon roe and fat dumplings with egg and shiso.





Founded by the Masterminds Behind Bar Tartine

Motze is by the same people who took Bar Tartine to profitibality.

Our founders are the masterminds behind Bar Tartine, Chefs Nick Balla and Cortney Burns, and General Manager Jamison Wiggins. In just 12 short months, they took Bar Tartine to profitiability. Now they're opening a restaurant from scratch: family-style, Japanese-inspired Motze.



Chefs Nick Balla & Cortney Burns

After acquiring Bar Tartine, Chefs Nick and Cortney took it from failing to profitable within one year, making 8% in profits by 2015. Bar Tartine has become one of SF's most prized restaurants and Motze is the duo's second fine dining restaurant together.


TECHNIQUES & RECIPES
CORTNEY BURNS
NICOLAUS BALLA

The James Beard Award

In November 2014, Nick and Cortney published their first cookbook **Bar Tartine: Techniques & Recipes**, which received a James Beard Foundation Award for the "Cooking from a Professional Point of View" category. This book showcases the breadth of larder items made in-house.

Numbers From Bar Tartine, Our Last Restaurant

$3M	8%	48,760
Bar Tartine Total Sales in 2015	Bar Tartine Profits in 2015	Customers Served in 2015

Now, We're Opening the First Limited Run Restaurant

This 18-month test run will allow us to test our proof-of-concept without the risks.



Sunrise and Sunset Together

We want to invite people over to our house and cook good food for them, from sunrise to sunset.



Quick and Cheap Buildout

We just need to haul in our equipment to the ready space and get cooking. No expensive buildout costs.



Testing Our Dream Project

Within 18 months, we can test out our creative culinary pursuits for our future expansion. It's every chef's dream.

We'll Be Challenging the Traditional Restaurant

Motze will only have set-menus and will be changing how we pay our staff.



Guides, Not Servers

Instead of servers, our tableside guides will be like family members introducing their favorite homemade dishes to guests. No over the top service, just genuine introduction to our favorite, homemade dishes.



Motze
Carrots and cauliflower with tomato chili paste
Greens with black garlic
Poached chicken breast, sausage and charred thigh
Slow cooked egg in flageolet miso broth
Rice cream with ginger chews
Apple jelly with eucalyptus & walnut
Stuffed figs with buckwheat cookies
58.00 / seat

Set Menu

Our guests can sit back and choose from our carefully selected set menu, which will cost $58/person. Every meal is family style so you can reach over and try every dish.



Living Wages for Staff

We care that our staff is well paid, whether they're guiding our guests in the front of the house or cooking in the back of the house. That's why we got rid of gratuity and plan to pay livable wages to both our kitchen staff and guides.

We Have the Perfect Location: The Mission

The Mission is one of San Francisco's most popular dining destinations.

Motze will be right next to local favorites such as El Techo, Ritual Coffee Roasters, the original Tartine Bakery, and more. As one of San Francisco's busiest neighborhood, the Mission will be the perfect location for Motze's 18 month run.



Dorland St
Mission High School
Tartine Bakery
18th St
Mission Cliffs
The Chapel
19th St
Mission Dolores Park
Church St
Guerrero St
Linda St
Lapidge St
Valencia St
Lexington St
San Carlos St
Mission St
S Van Ness Ave
Shotwell St
Folsom St
Treat Ave
Alabama St
Flour + Water
20th St
Dolores St
Liberty St
Loló
983 Valencia Street
21st St
El Techo
Capp St
Harrison St
Hill St
Quane St
Fair Oaks St
Ames Alley
Bartlett St
22nd St
Jose Avenue
Beretta
23rd St

Join us for a Meal at Motze



VIDEO: LEARN ABOUT CHEF NICHOLAS BALLA

Dear Investors,

We build eating places because we love the intersection of food, people and business. Nourishing one another begins and ends with eating together, just as we want this restaurant enterprise to begin and end with our community of investors. We could exclusively use personal funds for our lean capital budget, but we would much rather create a community through direct investor partnership. That's also why we're limiting the maximum investment to $500 per person.

As we've done at Bar Tartine, we want to be a local-source business, vested by our friends and family, so that we might more fully connect our community through food and business.

We're profoundly excited to invite you to partner with us to create our restaurant. We hope you join us and come to host your friends and family at your restaurant.

With joy,



MEET THE FOUNDERS



Jamison Wiggins

Managing Partner

Jamison is a organizational developing, world traveling psychologist turned food-place maker. He love making community with business and food.



Nick Balla

Chef

Spent time in Brooklyn before moving to Budapest for his high school years where he lived with a family whose traditional cooking made an indelible impression. Culinary Institute of America graduate.



Cortney Burns

Chef

Cortney grew up in Chicago and spent time in Nepal and India. She cooked for years in restaurants, spending her free time learning the preservation techniques of past generations from old cookbooks.

DETAILS

– COLLAPSE ALL

Tell us about Bar Tartine and how it ties into your new project, Motze. ^

Nick Balla and Cortney Burns met before Bar Tartine, but became the executive chef duo that would made Bar Tartine profitable. They brought it into the black in their first year and have kept their food costs low while providing the best food possible. They process almost everything in-house, and know every ingredient in every dish .

I (Jamison) joined Bar Tartine 2 years ago, as our Operational Systems Director. As a team, we've continued to develop our version of hospitality and restaurant operations, and we're excited to open our new space, Motze. With Motze, we want to continue the friend and family experience- relaxed, casual, and friendly, while maintaining a high level of hospitality. While our current offering at Bar Tartine is Californian in its roots, we've always had a strong Asian influence. With Motze, we're taking that Asian influence and expanding upon it.

We will be bringing along the all-stars of our existing team to help open Motze, which will be a bit smaller than Bar Tartine, and will provide a more intimate experience for our guests.

Why did you decide on this type of concept and why now? ^

We have had the concept for Motze in the works for a while and when we finally found a space that really fit our needs perfectly. Ultimately, we couldn't NOT do it...it was all just incredibly right for us.

Since Motze has a lean capital budget and a limited run restaurant concept, we can open quickly. We signed the least 2 weeks ago, and we're opening in 10 days from now. Less that 4 weeks from signing to opening!

We also wanted the space to fully express our vision for hospitality & business. We think hospitality should be authentic, inclusive and familiar, so we won't be including gratuity. The gratuity based compensation model incentivizes sale and salesmanship. Treating our guests as friends and family requires us to not be selling, but simply telling the story of our food, experience & business. Rather than acting as servers, we will provide professional guiding through a provocative dining experience.

Why is it important to move from an "server" hospitality model to a professional "guide" model? How does that change in terms of how your waitstaff is compensated? ^

First, we want to be transparent; we don't want our guests to look at a price and then have to be doing the calculation at the end for the gratuity. At Motze, it's going to be one price with no service charge. We also want our staff to know what they're earning and not have their compensation be erratic and unpredictable.

Secondly, we want our front of the house team, our guides, to be working for a higher vision and not "selling" to our guests. We don't want them performing for the guest, because we find that there can be a facade in that and we want to go for authenticity instead; we strive for authenticity in the food and in our service.

Thirdly, we are frustrated with the wage disparity between the kitchen staff and the hospitality team. We find that the kitchen staff can be close to the poverty line and we're not okay with that. We will be increasing wages for the back of the house and increasing the number of people in the kitchen while having fewer people on the floor. The guides on the floor will be compensated primarily through salary, and will allow us to have the team there for the entire day; everyone can start and end the day together.

Lastly, by offering a set menu amount like the $58 set menu at Bar Tartine, it allows us to create an efficient, deliberate, curated menu, which streamlines food preparation, staff and systems.

How do you think having the ethical components of the changed compensation model will result in better customer experience for the folks coming in to eat? ^

From the guests' perspective, going to dinner at Motze will be like going to a friend's house for dinner, meaning there won't be options on the menu and they will be taken care of. Tableside will be a confident, career guide who will lead their guests through a story- a full dining experience. Our guests will come to trust that we're going to take care of them. By offering a set menu, we're moving away from the "have it your way" experience to a very deliberate, curated experience for you that is derived from stories of all of our people.

What are some things you learned from making Bar Tartine a success that you're going to carry over into this next concept? ^

First is efficiency. We average 22% in food "cost of goods sold" which is remarkably low for the quality of food that we provide. We're pushing for beyond organic, beyond non-GMO and beyond ethical. What we source and serve is the cleanest possible food. That's all that we eat, and that's what we want our family to eat. We process almost everything in-house, from getting whole animals to whole produce. We use nearly 100% of all of those ingredients by using a variety of preparation techniques.

Second is the set menu. Currently at Bar Tartine, about 90% of our guests choose to trust our judgement and let us cook for them. The only people who don't go for the set menu are people who are coming for a quick snack at the bar. Nearly 100% of people that make reservations elect for the friends and family set menu. This means we can have 20% to 25% less staff than before, while also increasing check averages from $55 per person to $75 per person. We save on labor costs, & increase revenue.

Third is our existing relationships. We have an exclusive contract with Full Table Farm, and they provide 100% of what they grow, and we use it all. And even though this restaurant will be new, we already have long term relationships with our entire staff.

Why is it important to sunrise and sunset a concept quickly and why are you focused on that with Motze?

I think the power of what Nick and Courtney have done at Bar Tartine is impressive, and as a team got frustrated that we couldn't go to the next step of our creative vision because we did not own Bar Tartine. Our vision was constrained by Bar Tartine's bakery origin.

This opportunity presented itself, and as we started to explore it, we found that the idea of a 18 months (543 days) of service was truly exciting. We're estimating 30,000 to 35,000 people will be served, and we can start amazingly quickly. But what's most important for our limited run restaurant concept is that we know the ending. Usually, as people living life, we ignore the ending. Most restaurants open indefinitely, never attending to the reality that someday they will close. But like our deliberate, curated dining experience, we're creating a deliberate timeline for the restaurant's ending. Knowing the timeline allows a new level of experience for our guests & investors; they can join us for the sunrise of the restaurant, a midday feast, and the farewell, sunset revelry. We, as a community, can live the full life of our restaurant. Rather than just having it be a singular experience, it gets to be an evolution. We find that our cuisine evolves as we grow. As we sunset, we'll use that time to stop and reflect, and be able to look at our vision.

Ultimately, every restaurant concept wears out. Dining experiences live and die within their cultural context. We're confident that Motze has a place in our community context, and we're open-eyed about it's duration. In the end, this is about choice- the choice to pick our ending before we even begin.

What will happen at the end of the 18 months? Or are you really thinking long term that the concept will continually sunset and refresh periodically?

Honestly, we don't know. We're excited about a series of limited-run restaurants (many concepts are already percolating), but nothing is planned. Ultimately, the sun rises and sets every day, and we imagine that we will too.

What are your roles at Motze?

Nick and Cortney create great food. I (Jamison) build the organization by creating a great environment for people development. Our service guides create the hospitality containers of their family's history into each dish.

My primary position at the organization, other than business development, is people development. We help make great people that in turn create great food and great hospitality experience. Our work makes it much more tangible for people that are working on the floor to have a kind of career track that people in the kitchen have as they go from line cook to lead cook, and onward. This is why we already have an incredible team in-house- many of them international in origin. We actually have multiple people on J1 visas who came from Singapore, Venezuela and Italy to cook with us, and they want to open their own restaurant. If we can help, we create the process by which they can open up their own sunrise, sunset restaurants, or longer-term establishments.

How much cheaper is it to build out an 18-month-old limited-run restaurant than building out a full-scale restaurant?

Our capital budget for this project is $75,000. Currently, we're well under budget.

If we were to rebuild this space and do a full build out and rework the entire process, I would expect to be purchasing the space and buying the business for about $200,000-$250,000, and then the build out would be another $150,000. On top of that is going to be all the operating capital and marketing and permit fees and license timing. For comparison, looking to open Crescent (future project), we're looking to raise about $650,000-$750,000.

Even more importantly, it costs less time. Rather than building a restaurant for the better part of a year, we invite our friends and family to dinner within the better part of a month.

Are all the new concepts you guys are building out under the same company that you'll be raising it for?

No, not the same LLC. It will be exclusively for Motze, however we're open to creating a larger organization to assist in other ventures.

Can you go more detail about the menu and the pairings and the food that you'll actually be serving?

We love big, bold, interesting flavors. We're not much for subtlty. Nuance, yes. Bland, no. That's what we eat on our days off, and that's what we're bringing to Motze. The menu will be predominantly Asian inspired, with a distinct focus on Japanese cuisine, but highlighted by Laotian, Korean, Chinese, Indian and beyond. Our entire crew either originated in Asia or spent extended time living, working and cooking across Asia. We cook the food of our entire team's ancestors. We've been trialing the Motze menu at Bar Tartine, and you can see a sample on www.motze.xyz

Can you tell us a little bit more about the key executive who are on the management team with you?

There are three partner-owners: myself, Nick Balla and Cortney Burns. Nick has extensive experience in restaurants, including Bar Tartine and Nombe. He's a graduate of the Culinary Institute of America as is Chef Courtney. Both chefs are straight out of the Midwest. Nick grew up part of the time in Hungary and got very well steeped in Hungarian cooking techniques, traditions, and style. Cortney is of a multicultural background, including the Ashkenazi Jewish tradition, and she brings quite a bit of that lineage, especially out of the Middle East. Both of them have spent time in Japan cooking, and they share that in common as a real interest. They met and then became very soon after co-executive chefs at Bar Tartine. The dynamic between the two of them is really what's made them so successful.

I (Jamison) worked in and out of restaurants since college, and then ended up residing in a monastery in Asia. Monkhood didn't take, and upon returning to my birth-town of San Francisco, I got a degree in the Psychology of Spirituality and then returned to restaurants. I began working with Nick and Courtney and immediately recognized the power of a well-articulated dining experience.

Why did you decide to fundraise on Wefunder?

We made the decision that we don't want Motze to be just an experience of sunrising and sunsetting. We want it to be a community effort and I'm very glad that Wefunder will be doing what it's doing. I'm really excited that it allows everyone to directly invest in Motze. It's a different quality of experience of relating to local businesses than I've had in the past. And at the end of the day, it's a community building effort for us and it seems like it can also work from a business standpoint. That's very exciting for us.

ASK A QUESTION

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ASK QUESTION

Palliankal Varghese OOMMEN Oct 27

hi,this is my first time with this concept of crowdfunding and a first for a small timer everyday man on the street to be able to invest my small saved up money and hoping this go well. So how sure are you that the Motze will draw in the crowd after they ve sampled it once perhaps twice?



Jamison Wiggins Managing Partner FO[illegible] Oct 27

Hi there! Thank you for the question, and considering investing. We want MOTZE to be neighborhood, community restaurant that has guests return frequently. We'll be open for 519 days from today, and we hope guests join us through each "season" of the restaurant. That said, this investment is in a restaurant in one of the most competitive markets in the world. Please, only invest funds you're willing to lose!

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Josh Perrye Oct 28

Hi Jamison- With nearly $50,000 in debt at 3%, what's your motivation for taking on $25,000 at 25%? Is this actually the cheapest capital you can find right now or what are the other reasons for raising funds in this way? Good Luck!

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MORE QUESTIONS

RISKS SPECIFIC TO MOTZE

1. The primary risks an investor in Motze should consider are risks from competition, risks associated with market assumptions, risks associated with financing and interest rates, and risks associated with unforeseen economic instability.

2. Motze, like many comparable full service restaurants, may make capital expenditures in such areas as research and development, and future project development. Therefore, management of working capital, strategic planning of capital expenditures and the company's debt position are all of major importance. Various risks are associated with interest rates and financing—these risks must to be managed well to ensure profitability. Motze understands that the company must invest in growth while working to avoid taking on excessive debt levels, especially at high interest rate levels.

3. Motze has made certain assumptions about the San Francisco restaurant market in order to create financial projections for the business. There is risk associated with the accuracy of these projections being compromised due to sharp changes in key assumptions such as restaurant market growth, the fast casual market, and other related variables. In order to mitigate this risk, Motze has taken great care to ensure the reliability and source quality of key assumptions used in the business plan.

4. The full service restaurant sector, in which Motze operates, is a highly competitive market, where competition risks are significant. To succeed, Motze must be able to respond quickly to changes in consumer preferences by accurately articulating the offering. Motze will work to anticipating market shifts and respond accordingly to actions by competitors.

5. A source of revenue for Motze may be found in emerging-market economies. Emerging markets represent substantial opportunities but also have accompanying risks. In Motze's case, the emerging market is relatively affordable set menu, full service dining experiences. For Motze to effectively profit from gaining access to new markets, we must identify the best acquisition or partnership opportunities, be able to obtain adequate funding for market expansion, and negotiate favorable deals.

6. Motze, being located in San Francisco, is subject to a highly competitive labor market. Motze's labor model is "tip-less," and all staff will be hourly or salaried. This model presents a risk of the inability to attract appropriate talent.

7. Another unforeseeable failure is the real risk of natural disaster by earthquake. The facility in which Motze primarily operates was built in 1880, and will be undergoing a full retrofit in 18 months. A strong earthquake could make operations impossible.

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Motze is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?
How do I earn a return?
How is Wefunder compensated?
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Have another question?





Jamison Wiggins

Food place maker

Berkeley, California | Food & Beverages

Current	BAR TARTINE, Motze
Previous	Well On Your Path, SojournerDispatch.com, Fair Winds Design
Education	California Institute of Integral Studies

Connect

444
connections

https://www.linkedin.com/in/jamisonwiggins

Contact Info

Background

Summary

I love people, helping them and their organizations grow, and all manner of story.

For the last few years, I've been building food places.

I used to tell those stories through video & mixed media.,I've produced unscripted stories about Unions and Disunions, by joining people as they grow through transformations, capturing their experience & reflecting their personal myth. Sometimes that's a story about the union of a wedding; sometimes it's a story about preparing for heart surgery.

I sometimes work as a Life Coach, and believe that everyone is naturally creative, resourceful & whole. My primary work is helping people find that creativity, resourcefulness, and wholeness within themselves. I have helped countless clients discover their story (their personal myth) and grow beyond it.

Learnings:
Masters in East-West Psychology: I explored the psychology of spirituality, researched and spoke about Technology & Addiction, Archetypal Mythology, EcoPsychology, and Wilderness Rites of Passage.

I also have degrees & certificates in:
- Politics (the psychology of getting things done, together)
- International Development (the logistics and psychology of growing societies)
- Teaching (psychology of growing minds)
- Life Coaching (psychology and spirituality of living more fully)

About Jamison

jamisonwiggins.com

Experience

Systems Director
BAR TARTINE

Managing Partner
Motze
August 2016 – Present (3 months)

Systems Director
Bar Tartine
February 2016 – Present (9 months)

Manager
BAR TARTINE
December 2014 – Present (1 year 11 months)

Integral Coach
Well On Your Path
September 2011 – February 2013 (1 year 6 months) | Berkeley, CA

I help driven people discover their compelling life purpose so they can create the change they want to see in the world and live a fulfilling profitable life.

Writer, Project Manager
SojournerDispatch.com
February 2006 – August 2007 (1 year 7 months) | Uganda & Rwanda

Facilitated reporting form inside Northern Uganda civil war zone, including technical logistics of realtime reporting.
Developed technical systems to relay reports to SojournerDispatch.com, and video and images to clearing houses in near real-time.
Coordinated travel logistics including transportation, lodging, supplies, and security. Expertise in coordinating with local resources.

Website Designer
Fair Winds Design
January 2003 – February 2007 (4 years 2 months) | New York City

Designed Wordpress websites for small business clients.

▾ 1 recommendation



Ned Merrick
Owner, Harraseeket Woodwrights
View ↓

Teaching Systems Designer
TEFL International
January 2006 – January 2007 (1 year 1 month) | Alexandria, Egypt

Developed learning systems using open source and proprietary technology (including Linux OS, Skype, Moodle Learning CMS).

Created: Cultural Exchange Program. Connected native English speakers in US & UK to international English language students via Skype.

▸ 2 projects

Projects

Tech-Addiction

January 2013

Surveyed the current research into tech-addiction, created digital resources for those suffering, and developed a model for helping loved ones with the challenges of technology addiction.

How to Heart: A Mini-Documentary

February 2014

An experimental 7 day, 13 video project capturing and rearticulating the lead up to a woman's heart surgery.

Untalent Show: Untalent Unlimited

Starting May 2012

Designed, Developed & Hosted, "Untalent Shows." A series of performances by people wanting to integrate shame by facing their "untalents."

Tutor Exhange Program for Multicultural Community

During the last year of my BA, I created a student run tutoring exchange program focusing on writing for the multicultural community.

Created a Learning Management Systems (Moodle)

Developed a comprehensive learning management system for TEFL International, Alexandria, using opens source technology (Moodle, Ubuntu) including:
- Testing, grading and content creation systems for Teachers.
- Student self teaching systems.
- Remote learning

Developed a Language Exchange Program

Developed a pairing system to connect native English speakers with Egyptian English language learners via Skype. Students would teach Arabic to English speakers while practicing their english.

Created "Dear Depression"

October 2014

Created a safe, anonymous place for people suffering form depression to share letters they've written to their disease.

Volunteer Experience & Causes

Service Leader

AmeriCorps

January 2009 – June 2010 (1 year 6 months) | Education

Helped create numerous supplemental learning systems.

Opportunities Jamison is looking for:

- Joining a nonprofit board
- Skills-based volunteering (pro bono consulting)

Causes Jamison cares about:

- Arts and Culture
- Civil Rights and Social Action
- Economic Empowerment
- Education
- Environment
- Human Rights
- Disaster and Humanitarian Relief
- Politics
- Science and Technology

Organizations Jamison supports:

- Australian Trust for Conservation Volunteers
- PADI
- International Medical Corps

Languages

English
Native or bilingual proficiency

Arabic
Elementary proficiency

Skills

Top Skills

- 27 Coaching
- 22 Personal Development
- 16 Public Speaking
- 13 Teaching
- 10 Leadership Development
- 7 Psychology
- 7 Writing
- 6 Editing
- 6 Training
- 5 Grant Writing

Jamison also knows about...

- 5 Creative Writing
- 5 Community Outreach
- 5 Nonprofits
- 4 E-Learning
- 4 Organizational...
- 4 Research
- 3 Program Development
- 2 Higher Education
- 2 Staff Development
- 2 Blogging
- 2 Fundraising
- 2 Event Planning
- 1 Wellness Coaching
- 1 Systems Analysis
- 1 Politics

See 23+ ›

Education

California Institute of Integral Studies
MA, East West Psychology
2012 – 2014

Depth Psychology
Tech-Addiction
System & Complexity Theory
Organizational Development
Psychology of Spirituality
Synthesis of Eastern Spiritual Traditions
Indigenous Wisdom Traditions including Vision Quests, rights of passage, and ecotherapy.
Eco-Psychology including Terrapsychology

1 project



East-West Psychology

Coaches Training Institute
LIfe Coach, Counseling Psychology
2011 – 2012

University of Southern Maine
International Studies, Developing Nations, 3.94
2009 – 2010

Political Science focused on Middle East Politics, Development, and African Affairs.

Designed a Tutor Program to assist the multi-cultural students with writing support.

Activities and Societies: AmeriCorp Service Leader, Multicultural Studen Union

New School University
Concentration, International Affairs, African Studies
2004 – 2007

International Development, Global Politics, African Studies

TEFL International
EFL, English as a Foreign Language
2006 – 2006

Trained to be an ESL/EFL teacher, and trained other teachers

Guilford College
Philosophy, Politics, Economics of International Development
2000 – 2002

Additional Info

- **Interests**

  Systems theory, community systems, information systems, systems coaching, spiritual awakening, personal development, Psycho-spiritual development, Jungian psychology, Integral theory, Adventure travel, budget travel, culture, Eco-tourism, anthropology, sociology, social psychology, English, ESL, coaching

- **Personal Details**

  Birthday May 2

- **Advice for Contacting Jamison**

  I'm always interested in hearing new stories and connecting with people who care about growing.

Organizations

Additional Organizations

Coaches Training Institute, International Coaching Federation, Center for Right Relations, California Institute for Integral Studies, Berkeley Buddhist Monestary

Recommendations

Received (1) Given (1)

Website Designer
Fair Winds Design



Ned Merrick
Owner, Harraseeket Woodwrights

February 23, 2011, Ned was Jamison's client

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